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                                                                    EXHIBIT 10.2




                                    FORM OF



                        RIGHT OF FIRST OFFER AGREEMENT

                                by and between

                           PRIME GROUP REALTY, L.P.
                        a Delaware limited partnership

                                      and

                            THE PRIME GROUP, INC.,
                            an Illinois corporation


                      Dated as of:  November ______, 1997
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                        RIGHT OF FIRST OFFER AGREEMENT
                        ------------------------------


     THIS RIGHT OF FIRST OFFER AGREEMENT (the "Agreement") is made as of the _____ day of November, 1997, by and between PRIME GROUP REALTY, L.P., a Delaware limited partnership ("Purchaser") and THE PRIME GROUP, INC., an Illinois corporation ("Seller").



                                  WITNESSETH:
                                  ----------


     WHEREAS, Huntley Development Limited Partnership, an Illinois limited partnership ("HDLP"), an affiliate of Seller, is the fee owner of that certain parcel of unimproved real estate comprising approximately 360 acres in the Village of Huntley, County of Kane and State of Illinois, which parcel is legally described on Exhibit A attached hereto and made a part hereof (the "Property"); and


     WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser is acquiring from Seller and/or certain affiliates of Seller, interests in certain other buildings, facilities and parcels of land in which Seller and/or certain of its affiliates have an interest; and


     WHEREAS, Purchaser desires to acquire, a right of first offer to develop (or develop and acquire an ownership interest in) (to "Develop") the Property, or a portion thereof, upon and subject to the terms and conditions hereinafter set forth; and


     NOW, THEREFORE, in consideration of Purchaser's acquisition of interests in the certain buildings, facilities and parcels of land from Seller and certain of its affiliates, the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


     1. Grant of Right of First Offer. Seller hereby grants, or agrees to cause to be granted, to Purchaser the exclusive right of first offer to Develop the Property (the "Right") upon the following terms and conditions:


     If, at any time prior to the termination of this Agreement Seller or HDLP should determine, in its sole discretion, that all or a portion of the Property shall be utilized for the construction of an office or industrial facility to be owned and leased to third parties by Seller, HDLP or another affiliate of Seller or held by Seller, HDLP or another affiliate of Seller for sale to a third party, Seller shall offer, or shall cause HDLP or such other affiliate of Seller to offer, Purchaser the right to Develop such office or industrial facility before offering other parties the right to develop the Property for such uses. Seller shall notify, or shall cause HDLP or such other affiliate of Seller to notify (the entity providing such notice is referred to as the "Offeree") Purchaser of the offer (the "Offer") in the manner provided herein for the giving of notice, which notice shall be accompanied by a written statement setting forth the terms of the Offer, and Purchaser shall have the right of first offer to Develop the portion of the Property (which may be all of the Property) which is subject to the Offer (the "Subject Parcel") on the same terms and
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conditions as are contained in the Offer; provided, however, that the closing of the sale of the Subject Parcel pursuant to the Offer shall occur no earlier than thirty (30) days after Purchaser has been notified of the Offer. Purchaser shall give Offeree written notice of Purchaser's election to Develop the Subject Parcel pursuant to the Offer within fifteen (15) days after Purchaser's receipt of the notice of the Offer, and should Purchaser elect to Develop the Subject Parcel pursuant to the Offer, Purchaser's notice of same shall be accompanied by a written statement of the proposed terms of such development, and the development of the Subject Parcel by Purchaser shall occur as provided in the Offer, subject to the thirty (30) day period provided above. In the event Purchaser fails to notify Offeree of its election within said fifteen (15) day period or elects not to Develop the Subject Parcel pursuant to the Offer, Seller, HDLP or such affiliate of Seller shall have the right to offer the Subject Parcel to third parties or Develop the Subject Parcel itself on the same economic terms and substantially the same other terms as are contained in the Offer; provided, however, that in the event either Seller, HDLP or such affiliate of Seller does not commence to Develop the Subject property, or the sale of the Subject Parcel to a third party pursuant to the Offer does not close, within one hundred fifty (150) days of the date of the delivery of the Offer, Seller shall renotify Purchaser and the Subject Parcel shall again be subject to all of the terms and provisions of this Agreement.


     Notwithstanding anything to the contrary contained herein, Seller and HDLP reserve the right, and shall be entitled, at any time, to sell or otherwise convey, dedicate or grant the Property or any portion thereof or any interest therein to a third party or parties which intends to use the Property for any purpose whatsoever (including for use as an office or industrial building or facility) so long as neither Seller, HDLP nor any affiliate of Seller participates in the development of such portion of the Property that is contemplated to be used for office or industrial purposes, and the Right shall not apply in connection with any such sale, conveyance, dedication or grant.


     2. Expiration Date. If Purchaser does not timely exercise the Right in the manner provided herein on or before November ______, 2012 (the "Expiration Date"), regardless of whether or not Purchaser has an opportunity to exercise the Right, or if Purchaser elects not to exercise the Right (or is deemed to have so elected because of its failure to timely exercise the Right) and the Property is developed by a third-party developer, or if the property is sold or otherwise conveyed, dedicated or granted to a party which intends to use the Property for primarily non-office or non-industrial purposes, or if construction of improvements on the Property intended to be used for primarily non-office or non-industrial purposes is commenced, then in any such event this Agreement and the Right shall, without further action of any party, automatically terminate and be null, void and of no further force or effect, and neither party shall have any further rights or obligations hereunder or with respect to the Right.


     3. Entry onto the Property. Upon the receipt by Purchaser of the Offer described in Section 1 hereof, Purchaser and/or Purchaser's agents shall have the right during the period of time when this Agreement is in effect, at reasonable times and on reasonable advance notice to Offeree, to enter onto the Property or portion thereof set forth in the Offer for purposes of

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surveying the Property and undertaking soil boring and other tests. All surveying and soil boring and other tests shall be performed at Purchaser's sole cost and expense and Purchaser shall deliver copies of all such surveys and the results of all such tests to Offeree at no cost or expense to Offeree. Purchaser hereby indemnifies, protects and holds Seller, HDLP and the affiliates of Seller harmless and agrees to defend Seller, HDLP and the affiliates of Seller from and against any and all claims, demands, loss, cost, damage, expense and liability (including, without limitation, personal injury and property damage claims and mechanics' or other liens), including reasonable attorneys' fees and litigation costs, caused by or occurring in connection with the presence of Purchaser or Purchaser's agents on the Property or the exercise by Purchaser of any of its surveying and testing rights under this Section 3. In addition, Purchaser shall keep the Property free from any liens of its surveying and testing rights under this Section. Purchaser, at its sole cost and expense, shall restore the Property to the same condition as existed prior to its entry onto the Property to the same condition as existed prior to its entry onto the Property. Notwithstanding anything to the contrary contained herein, the provisions of this Section shall survive the term of this Agreement (regardless of whether or not the Right is exercised), as well as any closing of the sale of the Property pursuant hereto or to any contract entered into between Seller, HDLP or an affiliate of Seller and Purchaser pursuant to any Offer.


     4. Time of the Essence. Purchaser and Seller hereby acknowledge and agree that time is and shall be of the essence hereof. Notwithstanding anything to the contrary contained herein, in the event the due date for performance of any obligation hereunder falls on a day other than a business day, the date for performance of such obligation shall be extended to the next following business day.


     5. Covenants Running with the Land; Specific Performance. The covenants and agreements of Seller under this Agreement are intended to be and shall be covenants running with the land with respect to the Property and shall be binding upon Seller and Seller's heirs, representatives, successors and assigns. This Agreement shall be specifically enforceable by Purchaser and by Purchaser's heirs, representatives, successors and assigns.


     6. Notices. Any notice, request, demand, instruction or other document to be given or served hereunder or under any documents or instrument executed pursuant hereto shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, or by overnight express courier, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally or two (2) business days after deposit in the mails or deposit with an overnight express courier. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.


          If to Purchaser:  Prime Group Realty Trust
                            35 West Wacker Drive
                            Suite 3900
                            Chicago, Illinois 60601

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                            Attn:  General Counsel


          With a copy to:   Winston & Strawn
                            35 West Wacker Drive
                            Chicago, Illinois  60601
                            Attn:  Wayne Boberg



          If to Seller:     The Prime Group, Inc.
                            35 West Wacker Drive
                            Suite 3900
                            Chicago, Illinois 60601
                            Attn:  President



          With a copy to:   The Prime Group, Inc.
                            35 West Wacker Drive
                            Suite 3900
                            Chicago, Illinois 60601
                            Attn:  General Counsel


     7. Successors and Assigns; No Merger. All the terms and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The terms and provisions of this Agreement shall survive the entity and shall not merge or be deemed to merge, into any contract entered into between Seller and Purchaser pursuant to any Offer.


     8. Severability. In the event that any term or provisions of this Agreement, or the application thereof to any particular party or circumstance, is found by a court of competent jurisdiction to be invalid or unenforceable (in whole or in its application to a particular party or circumstance), the remaining terms and provisions of this Agreement or the application thereof to different parties or circumstances, as the case may be, shall not be affected thereby and this agreement shall remain in full force and effect in all other respects.


     9. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


     10. Due Authorization; Binding Agreement. Seller and Purchaser each hereby represent and warrant to each other that the execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with the terms hereof.

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     11.  Consents and Approvals.  Seller and Purchaser each hereby represent and warrant to each other that no consent, waiver, approval or authorization of, or notice to, any other person, is required to be obtained or given by such party in connection with the execution, delivery and performance of this Agreement, except for such consents, approvals or authorizations which have been obtained.


     12. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his or its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary and proper under applicable laws and regulations or otherwise to consummate and effect the transactions contemplated by this Agreement including, without limitation, obtaining all required consents and approvals, making all required filings and applications and complying with or responding to any requests by governmental agencies, in each case to the extent reasonably required.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and  year first above written.


                              PURCHASER:


                              PRIME GROUP REALTY, L.P., a Delaware
                              limited partnership


                              By:  PRIME GROUP REALTY TRUST,
                                   a Maryland real estate investment trust,
                                   its Managing General Partner



                                    By:
                                       --------------------------------
                                       Name:
                                            ---------------------------
                                       Title:
                                             --------------------------

                              SELLER:


                              THE PRIME GROUP, INC.,
                              an Illinois corporation


                              By:
                                 -------------------------------
                                 Name:
                                      --------------------------
                                 Title:
                                       -------------------------

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